Exhibit 10.3
KNOWBE4, INC.
2016 EQUITY INCENTIVE PLAN
1.PURPOSE. The KnowBe4, Inc. 2016 Equity Incentive Plan has two complementary purposes: (a) to attract and retain outstanding individuals to serve as officers, employees, directors, consultants and advisors to the Company and its affiliates, and (b) to increase stockholder value. The Plan will provide participants incentives to increase stockholder value by offering the opportunity to share in the Company’s success through acquisition of shares of the Company’s common stock or receipt of monetary payments based on the value of such common stock on potentially favorable terms.
2.EFFECTIVE DATE. The Plan shall become effective and Awards may be granted on and after January 19 , 2016.
3.DEFINITIONS. Capitalized terms used in this Plan have the following meanings:
(a)“Affiliate” means with respect to any Person, (i) any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation any partner, officer, director, or member of such Person and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners or shares the same management company with such Person, or (ii) where applicable, an individual’s spouse and descendants (whether natural or adopted) and any trust formed solely for the benefit of such individual and/or such individual’s spouse and/or descendants.
(b)“Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Restricted Shares or Restricted Stock Units.
(c)“Board” means the Board of Directors of the Company.
(d)“Change of Control” shall be deemed to have occurred as of the first day that any one or more of the following conditions is satisfied, including, but not limited to, the signing of documents by all parties and approval by all regulatory agencies, if required:
(i)the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation or stock transfer, but excluding any such transaction effected primarily for the purpose of changing the domicile of the Company), unless the Company’s stockholders of record immediately prior to such transaction or series of related transactions hold, immediately after such transaction or series of related transactions, at least fifty percent (50%) of the voting power of the surviving or acquiring entity (provided that the sale by the Company of its securities for the purposes of raising additional funds shall not constitute a Sale of Company hereunder); or
(ii)a sale of all or substantially all of the assets of the Company, other than such transaction effected primarily for the purpose of changing the domicile of the Company.
Notwithstanding the foregoing, with respect to an Award that is considered deferred compensation subject to Code Section 409A, if the definition of “Change of Control” results in the payment of such Award, then such definition shall be amended to the minimum extent necessary, if at all, so that the definition satisfies the requirements of a change of control under Code Section 409A.
(e) “Cause” shall have the same meaning as set forth in your employment agreement or individual Award with the Company, or, if you do not have an employment agreement with the

Company (or your individual Award does not otherwise define the term), “Cause” shall mean a good faith finding by the Company that you have (i) failed, neglected, or refused to perform the lawful employment duties related to your position or as from time to time assigned to you (other than due to disability within the meaning of Code Section 22(e)(3)); (ii) committed any willful, intentional, or grossly negligent act having the effect of injuring the interest, business, or reputation of the Company or any Affiliate; (iii) violated or failed to comply in any material respect with the Company’s or an Affiliate’s published rules, regulations, or policies, as in effect or amended from time to time, to the extent applicable to you; (iv) committed an act constituting a felony or misdemeanor involving moral turpitude, fraud, theft, or dishonesty; (v) misappropriated or embezzled any property of the Company or an Affiliate (whether or not an act constituting a felony or misdemeanor); or (vi) breached any material provision of any applicable confidentiality, non-compete, non-solicit, general release, covenant not-to-sue, or other agreement with the Company or any Affiliate.
(f)“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.
(g)“Committee” means the Compensation Committee of the Board (or a successor committee with similar authority).
(h)“Common Stock” means the common stock of the Company.
(i)“Company” means KnowBe4, Inc., a Delaware corporation, or any successor thereto.
(j)“Disability” means inability, in the opinion of a qualified physician acceptable to the Board, to perform your duties with the Company or an Affiliate because of your sickness or injury.
(k)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. Any reference to a specific provision of the Exchange Act shall be deemed to include any successor provision thereto.
(l)“Fair Market Value” means, per Share on a particular date, the value as determined by the Committee using a reasonable valuation method within the meaning of Code Section 409A, based on all information in the Company’s possession at such time, or if the Company in its sole discretion so chooses, the value as determined by an independent appraiser selected by the Board or Committee.
(m)“Good Reason” means any of the following events that are not cured to the reasonable satisfaction of the Participant after providing notice to the Company and a thirty (30) day period to cure: a material diminution of the Participant’s responsibilities, or those of the Participant’s direct report, as compared to the Participant’s responsibilities immediately prior to the termination, (ii) any reduction in the Participant’s base salary or bonus plan targets as compared to such base salary or such targets as of the date immediately prior to the termination, or (iii) any relocation of the Participant’s principal place of employment to a location more than seventy-five (75) miles from the Participant’s principal place of employment as of the date immediately prior to the termination.
(n)“Option” means the right to purchase Shares at a stated price upon and during a specified time. “Options” may either be “incentive stock options” which meet the requirements of Code Section 422, or “nonqualified stock options” which do not meet the requirements of Code Section 422.
(o) “Participant” means an officer or other employee of the Company or its Affiliates, or an individual that the Company or an Affiliate has engaged to become an officer or employee, or a consultant or advisor who provides services to the Company or its Affiliates, including a non-employee director of the Board, Advisor to the Company or any other person whom the Committee designates to receive an Award.
(p)“Performance Shares” means the right to receive Shares to the extent the Company, Subsidiary, Affiliate or other business unit and/or Participant achieves certain goals that the Committee establishes over a period of time the Committee designates.
(q)“Person” means any natural person, general partnership, limited partnership, corporation, association, cooperative, joint stock company, trust, limited liability company, business trust, joint venture, unincorporated organization or governmental entity (or any department, agency or political subdivision thereof) or any other natural person or entity in its own or any representative capacity.
(r)“Plan” means this KnowBe4, Inc. 2016 Equity Incentive Plan, as amended from time to time.
(s)“Restricted Shares” means Shares that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of performance goals during a specified period and/or upon the completion of a period of service or upon the occurrence of other events, as determined by the Committee.
(t)“Restricted Stock Unit” means the right to receive a Share, or a cash payment, the amount of which is equal to the Fair Market Value of a Share, which is subject to a risk of forfeiture which may lapse upon the achievement or partial achievement of performance goals during a specified period and/or upon the completion of a period of service or upon the occurrence of other events, as determined by the Committee.
(u)“Share” means a share of Common Stock.
(v)“Stock Appreciation Right” or “SAR” means the right of a Participant to receive cash, and/or Shares with a Fair Market Value, equal to the excess of the Fair Market Value of a Share over the grant price.
(w)“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).
(x)“10% Owner-Employee” means an employee who, at the time an incentive stock option is granted, owns (directly or indirectly, within the meaning of Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary.
4.ADMINISTRATION.
(a)Committee Administration. The Committee has full authority to administer this Plan, including the authority to (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan into effect, and (iv) make all other determinations necessary or advisable for the administration of this Plan. All actions or determinations of the Committee are made in its sole discretion and will be final and binding on any person with an interest therein. If at any time the Committee is not in existence, the Board shall administer the Plan and references to the Committee in the Plan shall mean the Board.
(b)Delegation to Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board or to one or more officers of the Company, or the Committee may delegate to a sub-committee, any or all of the authority and responsibility of the Committee. If the Board or Committee has made such a delegation, then all references to the Committee in this Plan include such committee, sub-committee or one or more officers to the extent of such delegation.
(c)No Liability. No member of the Committee, and no individual or officer to whom a delegation under subsection (b) has been made, will be liable for any act done, or determination made, by the individual in good faith with respect to the Plan or any Award. The Company will indemnify and hold harmless such individual to the maximum extent that the law and the Company’s bylaws permit.
5.DISCRETIONARY GRANTS OF AWARDS. Subject to the terms of this Plan, the Committee has full power and authority to: (a) designate from time to time the Participants to receive Awards under this Plan; (b) determine the type or types of Awards to be granted to each Participant; (c) determine the number of Shares with respect to which an Award relates; and (d) determine any terms and conditions of any Award. Awards may be granted either alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate). The Committee’s designation of a Participant in any year will not require the Committee to designate such person to receive an Award in any other year. If an Option or SAR is granted to a Participant who does not provide services to the Company or any subsidiary that qualifies as an Affiliate, then such Award is considered nonqualified deferred compensation that must satisfy the requirements of Code Section 409A.
6.SHARES RESERVED UNDER THIS PLAN.
(a)Plan Reserve. An aggregate of Eight Hundred Eighteen Thousand Six Hundred Sixty Two (818,662) Shares are reserved for issuance under this Plan, all of which may be issued as incentive stock options. The limitations of this subsection are subject to adjustment as provided in Section 14. The Shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Common Stock or treasury Common Stock.
(b)Replenishment of Shares Under this Plan. If an Award lapses, expires, terminates or is cancelled without the issuance of Shares or payment of cash under the Award, then the Shares subject to or reserved for in respect of such Award, or the Shares to which such Award relates, may again be used for new Awards as determined under subsection (a), including issuance pursuant to incentive stock options. If Shares are delivered to (or withheld by) the Company in payment of the exercise price or withholding taxes of an Award, then such Shares may be used for new Awards under this Plan as determined under subsection (a), including issuance pursuant to incentive stock options. If Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares may be used for new Awards under this Plan as determined under subsection (a), but excluding issuance pursuant to incentive stock options.

(c)Changes in Stock. Subject to Section 4 hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger, consolidation or sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan; (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan; (iii) the repurchase price per share subject to each outstanding Award, if any; and (iv) the exercise price and/or exchange price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.
The Committee may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Committee that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code or would violate Section 422(d) of the Code.
Unless the Committee determines otherwise, any adjustment made pursuant to this Section 6(c) to an Award that is exempt from Section 409A of the Code shall be made in a manner that permits the Award to continue to be so exempt, and any adjustment to an Award that is subject to Section 409A of the Code shall be made in a manner that complies with the provisions thereof.
(d)Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 6(a).
7.OPTIONS. Subject to the terms of this Plan, the Committee will determine all terms and conditions of each Option, including but not limited to:
(a)Whether the Option is an incentive stock option or a nonqualified stock option; provided that in the case of an incentive stock option, if the aggregate Fair Market Value (determined at the time of grant) of the Shares with respect to which such option and all other incentive stock options issued under this Plan (and under all other incentive stock option plans of the Company or any Affiliate that is required to be included under Code Section 422) are first exercisable by the Participant during any calendar year exceeds $100,000, such Option automatically shall be treated as a nonqualified stock option to the extent this limit is exceeded. Only employees of the Company or a Subsidiary are eligible to be granted incentive stock options;
(b)The number of Shares subject to the Option;
(c)The exercise price per Share, which may not be less than the Fair Market Value of a Share as determined on the date of grant; provided that an incentive stock option granted to a 10% Owner-Employee must have an exercise price that is at least one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant;
(d)The terms and conditions of exercise; and
(e)The termination date, except that each Option must terminate no later than the tenth (10th) anniversary of the date of grant, and each incentive stock option granted to any 10% Owner- Employee must terminate no later than the fifth (5th) anniversary of the date of grant.
In all other respects, the terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent the Committee determines otherwise.
8.STOCK APPRECIATION RIGHTS. Subject to the terms of this Plan, the Committee will determine all terms and conditions of each SAR, including but not limited to:
(a)The number of Shares to which the SAR relates;
(b)The grant price, provided that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant;
(c)The terms and conditions of exercise or maturity;
(d)The term, provided that a SAR must terminate no later than the tenth (10th) anniversary of the date of grant; and
(e)Whether the SAR will be settled in cash, Shares or a combination thereof.
9.PERFORMANCE SHARE AWARDS. Subject to the terms of this Plan, the Committee will determine all terms and conditions of each Performance Share Award, including but not limited to:
(a)The number of Shares to which the Performance Share Award relates;
(b)The terms and conditions of each Award, including, without limitation, the selection of the performance goals that must be achieved for the Participant to realize all or a portion of the benefit provided under the Award; and
(c)Whether all or a portion of the Shares subject to the Award will be issued to the Participant, without regard to whether the performance goals have been attained, in the event of the Participant’s death, disability, retirement or other circumstance.
10.RESTRICTED STOCK AND RESTRICTED UNIT AWARDS. Subject to the terms of this Plan, the Committee will determine all terms and conditions of each award of Restricted Stock or Restricted Stock Units, including but not limited to:
(a)The number of Shares or Restricted Stock Units to which such Award relates;

(b)The period of time over which, and/or the criteria or conditions that must be satisfied so that, the risk of forfeiture and/or restrictions on transfer imposed on the Restricted Shares or Restricted Stock Units will lapse;
(c)Whether all or a portion of the Restricted Shares or Restricted Stock Units will be released from a right of repurchase and/or be paid to the Participant in the event of the Participant’s death, disability, retirement or other circumstance;
(d)With respect to awards of Restricted Stock, the manner of registration of certificates for such Shares, and whether to hold such Shares in escrow pending lapse of the risk of forfeiture, right of repurchase and/or restrictions on transfer or to issue such Shares with an appropriate legend referring to such restrictions;
(e)With respect to awards of Restricted Shares, whether dividends paid with respect to such Shares will be immediately paid or held in escrow or otherwise deferred and whether such dividends shall be subject to the same terms and conditions as the Award to which they relate; and
(f)With respect to awards of Restricted Stock Units, whether to credit dividend equivalent units equal to the amount of dividends paid on a Share and whether such dividend equivalent units shall be subject to the same terms and conditions as the Award to which they relate.
11.AWARD TRANSFERABILITY. Awards granted under this Plan are not transferable other than by will or the laws of descent and distribution, or to a revocable trust, or as permitted by Rule 701 of the Securities Act of 1933, or amended. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity. The Optionee may elect to designate a beneficiary by providing written notice of the name of such beneficiary to the Company, and may revoke or change such designation at any time by filing written notice of revocation or change with the Company, and any such beneficiary may exercise the Optionee’s Stock Option in the event of the Optionee’s death to the extent provided herein. If the Optionee does not designate a beneficiary, or if the designated beneficiary predeceases the Optionee, the legal representative of the Optionee may exercise this Stock Option in the event of the Optionee’s death to the extent provided herein. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer, without consideration for the transfer, his or her Non-Qualified Stock Options to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.
12.TERMINATION AND AMENDMENT.
(a)Term. Subject to the right of the Board or Committee to terminate the Plan earlier pursuant to Section 12(b), the Plan shall terminate on, and no Awards may be granted after the tenth (10th) anniversary of the Plan’s effective date.
(b)Termination and Amendment. The Board or Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, provided that:
(i)the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (a) action of the Board, (b) applicable corporate law, or (c ) any other applicable law or rule of a self-regulatory organization;

(ii)stockholders must approve any of the following Plan amendments: (a) an amendment to materially increase any number of Shares specified in Section 6(a) (except as permitted by Section 14) or expand the class of individuals eligible to receive an Award in each case to the extent required by the Code, the Company’s bylaws or any other applicable law, any other amendment if required by applicable law or the rules of any self-regulatory organization, or (c) an amendment that would diminish the protections afforded by Section 12(e).
(c)Amendment, Modification or Cancellation of Awards. Except as provided in subsection and subject to the restrictions of this Plan, the Committee may modify or amend an Award or waive any restrictions or conditions applicable to an Award (including relating to the exercise, vesting or payment thereof), and the Committee may modify the terms and conditions applicable to any Award (including the terms of the Plan), and the Committee may cancel any Award, provided that the Participant (or any other person as may then have an interest in such Award as a result of the Participant’s death or the transfer of an Award) must consent in writing if any such action would adversely affect the rights of the Participant (or other interested party) under such Award. Notwithstanding the foregoing, the Committee need not obtain Participant (or other interested party) consent for the amendment, modification or cancellation of an Award pursuant to the provisions of Section 14, or the amendment or modification of an Award to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the Shares are then traded, or to preserve favorable accounting treatment of any Award for the Company.
(d)Survival of Committee Authority and Awards. Notwithstanding the foregoing, the authority of the Committee to administer this Plan and modify or amend an Award, and the authority of the Board or Committee to amend this Plan, shall extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in full force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.
(e)Repricing Prohibited. Notwithstanding anything in this Plan to the contrary, neither the Committee nor any other person may decrease the exercise price of any Option or the grant price of any SAR nor take any action that would result in a deemed decrease of the exercise price or grant price of an Option or SAR under Code Section 409A, after the date of grant, except in accordance with Section 14 and Section 1.409A-1(b)(5)(v)(D) of the Treasury Regulations, or in connection with a transaction which is considered the grant of a new Option or SAR for purposes of Section 409A of the Code, provided that the new exercise price or grant price is not less than the Fair Market Value of a Share on the new grant date.
(f)Foreign Participation. To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country.
13.TAXES.
(a)Withholding. In the event the Company or any Affiliate is required to withhold any foreign, Federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may deduct (or require an Affiliate to deduct) from any payments of any kind otherwise due the Participant cash, or with the consent of the Committee, Shares otherwise deliverable or vesting under an Award, to satisfy such tax obligations. Alternatively, the Company may require such Participant to pay to the Company, in cash, promptly on demand, or make other arrangements satisfactory to the Company regarding the payment to the Company of the aggregate amount of any such taxes and other amounts required to be withheld. If Shares are deliverable upon exercise or payment of an Award, the Committee may permit a Participant to satisfy all or a portion of the foreign, Federal, state and local withholding tax obligations arising in connection with such Award by electing to (a) have the Company withhold Shares otherwise issuable under the Award, (b) tender back Shares received in connection with such Award, or (c) deliver other previously owned Shares; provided that the amount to be withheld may not exceed the total minimum foreign, Federal, state and local tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Company requires. In any case, the Company may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.
(b)No Guarantee of Tax Treatment. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other person with an interest in an Award that any Award intended to be exempt from Code Section 409A shall be so exempt, nor that any Award intended to comply with Code Section 409A shall so comply, nor that any Award designated as an incentive stock option within the meaning of Code Section 422 qualifies as such, and neither the Company or any Affiliate shall indemnify, defend or hold harmless any individual with respect to the tax consequences of any such failure.
14.ADJUSTMENT PROVISIONS; CHANGE OF CONTROL.
(a)Adjustment of Shares. If (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Committee determines by resolution is special or extraordinary in nature or that is in connection with a transaction that is a recapitalization or reorganization involving the Shares; or any other event shall occur, which, in the case of this subsection (iv), in the judgment of the Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then, in each case, the Committee shall, in such manner as it may deem equitable, adjust any or all of: (i) the number and type of Shares subject to this Plan (including the number and type of Shares that may be issued pursuant to incentive stock options), the number and type of Shares subject to outstanding Awards, (iii) the grant, purchase, or exercise price with respect to any Award, and (iv) the performance goals established under any Award.
(i)In any such case, the Committee may also make provision for a cash payment, in an amount determined by the Committee, to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award), effective at such time as the Committee specifies (which may be the time such transaction or event is effective); provided that any such adjustment to an Award that is exempt from Code Section 409A shall be made in manner that permits the Award to continue to be so exempt, and any adjustment to an Award that is subject to Code Section 409A shall be made in a manner that complies with the provisions thereof. However, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number.
(ii)Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control, other than any such transaction in which the Company is the continuing corporation and in which the outstanding Common Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof, the Committee may substitute, on an equitable basis as the Committee determines, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Common Stock are or will be entitled in respect of each Share pursuant to the transaction.
(iii)Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Committee, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.
(b)Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance or assumption of awards upon such terms and conditions as it may deem appropriate.
(c)Change of Control. Upon a Change of Control, the Committee may, in its discretion, determine that any or all outstanding Awards held by Participants who are then in the employ or service of the Company or any Affiliate shall vest or be deemed to have been earned in full (assuming the maximum performance goals provided under such Award were met, if applicable), and:
(i)If the successor or surviving corporation (or parent thereof) so agrees, all outstanding Awards shall be assumed, or replaced with the same type of award with similar terms and conditions, by the successor or surviving corporation (or parent thereof) in the Change of Control. If applicable, each Award which is assumed by the successor or surviving corporation (or parent thereof) shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change of Control had the Award been exercised or vested immediately prior to such Change of Control, and such other appropriate adjustments in the terms and conditions of the Award shall be made.
(ii)If the provisions of paragraph (i) do not apply, then all outstanding Awards shall be cancelled as of the date of the Change of Control in exchange for a payment in cash and/or Shares (which may include shares or other securities of any surviving or successor entity or the purchasing entity or any parent thereof) equal to:
(1)In the case of an Option or SAR, the excess of the Fair Market Value of the Shares on the date of the Change of Control covered by the vested portion of the Option or SAR that has not been exercised over the exercise or grant price of such Shares under the Award;

(2)In the case of Restricted Stock Units, the Fair Market Value of a Share on the date of the Change of Control multiplied by the number of vested units; and
(3)In the case of a Performance Share Award, the Fair Market Value of a Share on the date of the Change of Control multiplied by the number of earned Shares.
(d)Parachute Payment Limitation.
(i)Except as may be set forth in a written agreement by and between the Company and the holder of an Award, in the event that the Company’s auditors determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a “Payment”) would be nondeductible by the Company for federal income tax purposes because of the provisions concerning “excess parachute payments” in Code Section 280G, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount; provided that the foregoing reduction in the Payments shall not apply if the After-Tax Value to the Participant of the Payments prior to reduction in accordance herewith is greater than the After-Tax Value to the Participant if the Payments are reduced in accordance herewith. For purposes of this Section 14(d), the “Reduced Amount” shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of Code Section 280G. For purposes of determining the After-Tax Value of the Payments, the Participant shall be deemed to pay federal income taxes and employment taxes at the highest marginal rate of federal income and employment taxation in the calendar year in which the Payments are to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality of the Participant’s domicile for income tax purposes on the date the Payments are to be made, net of the maximum reduction in federal income taxes that may be obtained from deduction of such state and local taxes.
(ii)If the Company’s auditors determine that any Payment would be nondeductible by the Company because of Code Section 280G, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within ten (10) days of receipt of notice. If no such election is made by the Participant within such ten (10) day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Section 14(d), present value shall be determined in accordance with Code Section 280G(d)(4). All determinations made by the Company’s auditors under this Section 14(d) shall be binding upon the Company and the Participant and shall be made within sixty (60) days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

(iii)As a result of uncertainty in the application of Code Section 280G at the time of an initial determination by the Company’s auditors hereunder, it is possible that Payments will have been made by the Company that should not have been made (an “Overpayment”) or that additional Payments that will not have been made by the Company could have been made (an “Underpayment”), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Company’s auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant that the auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in Code Section 7872(f)(2); provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount subject to taxation under Code Section 4999. In the event that the auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in Code Section 7872(f)(2).
(iv)For purposes of this Section 14(d), the term “Company” shall include affiliated corporations to the extent determined by the auditors in accordance with Code Section 280G(d)(5).
(15)STOCK TRANSFER RESTRICTIONS.
(a)Restriction on Transfer. Shares issued under the Plan may not be sold or otherwise disposed of except as permitted by the Company. As a condition to the receipt of Shares hereunder, the Participant (or permitted transferee pursuant to Section 11 hereof) may be required to execute a stockholders agreement, investors rights agreement or other similar agreement required by the Committee.
(b)Restrictions; Legends. All Shares delivered under the Plan shall be subject to such restrictions as the Company may deem advisable, and the Company may cause a legend or legends to be put on any certificates for shares to make appropriate references to such restrictions.
(16)EXERCISE PRIOR TO VESTING (“EARLY EXERCISE”). If permitted in a Participant’s Award (i.e., the “Exercise Schedule” indicates “Early Exercise Permitted”) and subject to the provisions of the Option, the Participant may elect at any time that is both (i) during the period of his or her employment with, or engagement by, the Company or any of its Subsidiaries, and (ii) during the term of the Option option, to exercise all or part of the Option, including the unvested portion of the Option; provided, however, that:
(a)a partial exercise of an Option shall be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock;
(b)any shares of Common Stock so purchased from installments that have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Company’s form of Early Exercise Stock Purchase Agreement;
(c)the Participant shall enter into the Company’s form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred;

(d)if the Option is an Incentive Stock Option, then, to the extent that the aggregate Fair Market Value (determined at the time of grant) of the shares of Common Stock with respect to which the Option plus all other Incentive Stock Options held by the Participant are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Option(s) or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options;
(e)Non-Exempt Employees. No Option granted to a Participant that is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any share of Common Stock until at least six months following the date of grant of the Option. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay;
(f)Early Exercise. The Option may, but need not, include a provision whereby the Participant may elect at any time before the Participant’s employment by, or engagement with, the Company or any of its Subsidiaries terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company shall not be required to exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid classification of the Option as a liability for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Award; and
(g)Right of Repurchase. The Option may include a provision whereby the Company may elect to repurchase all or any part of the vested shares of Common Stock acquired by the Optionholder pursuant to the exercise of the Option.
(17)PURCHASE OPTION.
(a)Option. In addition to any repurchase rights set forth in any Award or otherwise described herein, upon the termination of a Participant’s employment with, or engagement by, the Company or any of its Subsidiaries, for any reason whatsoever, the Company shall have the right, but not the obligation, to purchase all of the Shares of the Company acquired by the Participant pursuant to any Award granted under this Plan which are owned by the Participant at the time of such termination, or acquired thereafter by exercise of any unexpired Options, for the price and upon the terms herein; provided, however, that this provision shall not apply with respect to any Shares listed on a national securities exchange or traded on the over-the-counter market.
(b)Exercise. The Company shall exercise its purchase option by delivering written notice thereof (the “Repurchase Notice”) within 180 days from the date of termination of employment, or, in the case of death, appointment of an executor, administrator or other personal representative of the employee’s estate (or such longer or shorter period of time required to avoid classification of the Award as a liability for financial accounting purposes).
(c)Purchase Price. Except as may otherwise be provided in the Award, the purchase price for each repurchased Share shall be equal to the following: (i) in the event that the Participant’s employment with, or engagement by, the Company is terminated for Cause or in the event that Cause exists at any time after such termination, the purchase price will be equal to the exercise price actually paid for such Share, and (ii) in any other instance, the purchase price for each repurchased Share shall be equal to the fair market value of the repurchased Share at the time that the Company delivers the Repurchase Notice (as defined below) to the Participant. For purposes of this Section 17, the fair market value of the Shares shall be determined by a qualified independent appraiser selected by the Company, and such appraisal shall take into account any applicable valuation discounts, including without limitation discounts for lack of marketability or lack of control. The aggregate purchase price for the repurchased Shares shall be paid, at the option of the Company, either 100% in immediately available funds at closing or in eight (8) equal quarterly installments of principal with interest at the per annum “prime rate” as published by the Wall Street Journal.
(d)Closing. Unless otherwise agreed to by the parties, the closing of any purchase and sale of Shares pursuant to this Section 17 shall be made at the Company’s principal executive offices on a business day selected by the Company on a date that is no less than fifteen (15) days, but no more than sixty (60) days, after the date on which the Company delivers the Repurchase Notice to the Participant. Upon the closing the selling and purchasing parties shall execute and deliver to each other the various documents which shall be required to carry out the transaction, including, the payment of cash and the execution and delivery of stock certificates.
(e)Termination of Purchase Option. The Company’s rights under this Section 17 shall terminate upon the closing of the issuance and sale of shares of Common Stock of the Company in the Company’s first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended.
(18)MISCELLANEOUS.
(a)Other Terms and Conditions. The grant of any Award under this Plan may also be subject to other provisions (whether or not applicable to the Award awarded to any other Participant) as the Committee determines appropriate, subject to any limitations imposed in the Plan.
(b)Code Section 409A. The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.
(c)Employment or Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a consultant or director. Unless determined otherwise by the Committee, for purposes of the Plan and all Awards, the following rules shall apply:
(i)a Participant who transfers employment between the Company and any Affiliate, or between Affiliates, will not be considered to have terminated employment;
(ii)a Participant who ceases to be a consultant, advisor or non-employee director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;
(iii)a Participant who ceases to be employed by the Company or an Affiliate of the Company and immediately thereafter becomes a non-employee director of the Company or any Affiliate, or a consultant to the Company or any Affiliate, shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and
(iv) a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate of the Company.

Notwithstanding the foregoing, with respect to an Award subject to Code Section 409A, a Participant shall be considered to have terminated employment (where termination of employment triggers payment of the Award) upon the date of his separation from service within the meaning of Code Section 409A.
(d)No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.
(e)Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.
(f)Requirements of Law. The granting of Awards under this Plan and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. In addition, if applicable, the Company has no liability to deliver any Shares under this Plan if the delivery of such Shares would cause the Company to lose its status as an S corporation under Federal tax laws. In such event, the Company may substitute cash for any Share(s) otherwise deliverable hereunder without the consent of the Participant or any other person.
(g)Governing Law. This Plan, and all agreements under this Plan, shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any award agreement, may only be brought and determined in a court sitting in the State of Florida.
(h)Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any Award agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.
(i)Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Title of sections are for general information only, and the Plan is not to be construed with reference to such titles.
(j)Severability. If any provision of this Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any award agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

AMENDMENT NO. 1
TO
KNOWBE4, INC.
2016 EQUITY INCENTIVE PLAN
This Amendment No. 1 to KnowBe4, Inc. 2016 Equity Incentive Plan (the “Plan”) is hereby made effective as of July 2, 2019. Any capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Plan.
RECITALS
WHEREAS, KnowBe4, Inc., a Delaware corporation (the “Company”) approved and adopted the Plan effective as of January 19, 2016; and
WHEREAS, the Board of Directors of the Company approved an amendment to the Plan by unanimous written consent on June 7, 2019 to increase the number shares subject to the Plan from 818,662 to 943,200 shares; and
WHEREAS, the Stockholders of the Company approved such amendment by a written consent dated June 7, 2019; and
WHEREAS, the Company is authorized to amend the Plan pursuant to Section 12 thereof.
NOW, THEREFORE, the Plan is hereby amended as follows:
1.Section 6(a) of the Plan is hereby amended and restated to read in its entirety as follows:
"(a)Plan Reserve. An aggregate of Nine Hundred Forty Three Thousand Two Hundred (943,200) Shares are reserved for issuance under this Plan, all of which may be issued as incentive stock options. The limitations of this subsection are subject to adjustment as provided in Section 14. The Shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Common Stock or treasury Common Stock.”
IN WITNESS WHEREOF, the undersigned executes this Amendment No. 1 by and on behalf of the Company as of the date first set forth above.

KNOWBE4, INC.

By:	/s/ Sjoerd Sjouwerman
Sjoerd Sjouwerman, President

AMENDMENT NO. 2
TO
KNOWBE4, INC.
2016 EQUITY INCENTIVE PLAN
This Amendment No. 2 to KnowBe4, Inc. 2016 Equity Incentive Plan (the “Plan”) is effective as of May 11, 2020. Any capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Plan.
RECITALS
WHEREAS, KnowBe4, Inc., a Delaware corporation (the “Company”) approved and adopted the Plan effective as of January 19, 2016, and the Plan was previously amended by Amendment No. 1 thereto effective as of July 2, 2019; and
WHEREAS, the Board of Directors of the Company approved the below amendment to Section 17 of the Plan by unanimous written consent on May 11, 2020; and
WHEREAS, the Company is authorized to amend the Plan pursuant to Section 12 thereof.
NOW, THEREFORE, the Plan is hereby amended as follows:
1.Sections 17(b) and 17(c) of the Plan are hereby amended and restated to read in their entirety as follows:
"(b)Exercise. The Company may exercise its purchase option by delivering written notice thereof (the “Repurchase Notice”) within one (1) year after the date of termination of employment, or, in the case of death, appointment of an executor, administrator or other personal representative of the employee’s estate (or such longer or shorter period of time required to avoid classification of the Award as a liability for financial accounting purposes). However, with respect to Shares issued or issuable pursuant to Awards granted prior to May 11, 2020, unless otherwise agreed to by the Participant, the Repurchase Notice must be delivered within one hundred eighty (180) days after the date of termination of employment, or, in the case of death, appointment of an executor, administrator or other personal representative of the employee’s estate (or such longer or shorter period of time required to avoid classification of the Award as a liability for financial accounting purposes). Notwithstanding the preceding two sentences, the Company may not exercise its purchase option unless the Participant has held the Shares to be repurchased for at least six (6) months and one day to the extent necessary to avoid classification of the Award as a liability for financial accounting purposes.
"(c)Purchase Price. Except as may otherwise be provided in the Award, the purchase price for each repurchased Share shall be equal to the following: (i) in the event that the Participant’s employment with, or engagement by, the Company is terminated for Cause or in the event that Cause exists at any time after such termination, the purchase price will be equal to the exercise price actually paid for such Share, and (ii) in any other instance, the purchase price for each repurchased Share shall be equal to the fair market value of the repurchased Share at the time that the Company delivers the Repurchase Notice (as defined below) to the Participant. For purposes of this Section 17, the fair market value of the Shares shall be determined by a qualified independent appraiser selected by the Company (which may be the most recent appraisal obtained by the Company for purposes of Section 409A of the Code), and such appraisal shall take into account any applicable valuation discounts, including without limitation discounts for lack of marketability or lack of control. The aggregate purchase price for the repurchased Shares shall be paid, at the option of the Company, either 100% in immediately available funds at closing or in eight (8) equal quarterly installments of principal with interest at the per annum “prime rate” as published by the Wall Street Journal.”
IN WITNESS WHEREOF, the undersigned executes this Amendment No. 2 by and on behalf of the Company as of the date first set forth above.

KNOWBE4, INC.

By:	/s/ Sjoerd Sjouwerman
Sjoerd Sjouwerman, President

KNOWBE4, INC.
2016 EQUITY INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENT
Name:     «Adam_Haney»
Email:
Dear:
Subject to your signature below, you have been granted an option (the “Option”) to purchase shares of common stock (“Common Stock”) of KnowBe4, Inc., a Delaware corporation (the “Company”), pursuant to the KnowBe4, Inc. 2016 Equity Incentive Plan (the “Plan”) and this Stock Option Award Agreement (the “Option Agreement”). Your Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Capitalized terms used but not defined in this Option Agreement shall have the same meaning as set forth in the Plan.

Grant Date:
Vesting Commencement Date:
Type of Option:
Number of Shares:	«M__of_Shares_»
Exercise Price per Share:
Term:
This Option shall expire on the date that is ten (10) years after the Grant Date of your Option (the “Expiration Date”) or the date that it is exercised pursuant to its terms, unless terminated earlier pursuant to the terms of this Option Agreement or the Plan. Upon termination, exercise or expiration of this Option, all your rights hereunder shall cease.

1

Vesting:
One fourth (1/4) of the total shares subject to this Option will vest on the last day of the month that includes the first anniversary of the Vesting Commencement Date of this Option and thereafter an additional one forty-eighth (1/48) of the total shares subject to this Option will vest at the end of each month, provided that you are still employed with, or are still in the service of, the Company as of each such monthly vesting date. If application of the vesting schedule causes a fractional share, such share shall be rounded down to the nearest whole share for each month except for the last month of such vesting period. For purposes of clarity, other than described above, you shall not be entitled to any pro rata vesting upon termination.

2

Termination of Employment:
The following conditions apply to your Option in the event that your employment or service (your “Service”) with the Company is terminated prior to the Expiration Date. In no event, however, will the time periods described herein extend the term of this Option beyond its Expiration Date or beyond the date this Option is otherwise cancelled pursuant to the provisions of the Plan. Unless provided otherwise in this Option Agreement or the Plan, upon any termination of your employment with, or cessation of your service to the Company and/or its Affiliates the unvested portion of this Option shall be forfeited. For purposes of this Option, your Service will be deemed to have terminated only if such termination constitutes a “separation from service” within the meaning of Code Section 409A.
a.    Termination As a Result of Death or Disability. If your employment or service with the Company terminates by reason of your death or Disability at a time when your employment or service could not otherwise have been terminated for Cause, then this Option will terminate on the earlier of: (i) the Expiration Date, or (ii) the date that is six months after the date of such termination of your employment or service by reason of your death or Disability.
b.    Termination for Cause. If your employment or service with the Company is terminated for Cause, this Option (vested and unvested) shall be forfeited immediately upon such termination, and you shall be prohibited from exercising your Option as of the date of such termination.
c.    Termination For a Reason Other than Cause, Death or Disability (e.g., resign or fired without Cause). If your employment or service with the Company is terminated other than for Cause or other than as a result of your death or Disability, then this Option will terminate on the earlier of: (i) the Expiration Date, or (ii) the date that is ninety (90) days after the date of such termination.

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Exercise:
You (or your estate, beneficiary or heir in the case of your death) may exercise this Option only if it has not been forfeited, terminated or has not otherwise expired, and only to the extent it is then vested. To exercise this Option, you must complete the Notice of Stock Option Exercise in the form attached hereto as Exhibit A (the “Notice of Stock Option Exercise”) and the Investment Representation Statement attached hereto as Exhibit B and return it to the address indicated on that form. The Notice of Stock Option Exercise will become effective upon its receipt by the Company. If your beneficiary or heir, or such other person or persons as may acquire your rights under this Option by will or by the laws of descent and distribution, wishes to exercise this Option after your death, such person must contact the Company and prove to the Company’s satisfaction that such person has the right and is entitled to exercise this Option. Your ability to exercise this Option may be restricted by the Company if required by applicable law. For administration purposes, this Option may not be exercised as to fewer than ten percent (10%) of the total Shares underlying the total grant unless it is exercised as to all Shares remaining under the Option.
To exercise this Option, your Notice of Stock Option Exercise must be accompanied by payment of the exercise price through any of the following methods of payment listed in the attached Notice of Stock Option Exercise.

Change of Control:	In the event of a Change of Control, your Option will be treated as set forth in Section 14 of the Plan.
Transferability:
You may not transfer or assign this Option for any reason, other than as set forth in the Plan, unless otherwise permitted by the Board or Committee. Any attempted transfer or assignment of this Option, other than as set forth in the Plan or as permitted by the Board or Committee, will be null and void.

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Lockup Provision:
You agree that you will not, without the prior written consent of the managing underwriter (if any), during (a) the period commencing on the date of the final prospectus relating to the Company’s initial public offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed two hundred ten (210) days), or (b) during the ninety (90) day period following the effective date of any other registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”): (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares acquired under this Option, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares acquired under this Option, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Shares or other securities, in cash or otherwise. The underwriters in connection with the applicable offering are intended third-party beneficiaries of this Stock Option Award Agreement and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. You further agree to execute such agreements as may be reasonably requested by the underwriters in connection with any applicable offering that are consistent with this market stand-off provision or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all stockholders subject to such agreements pro rata based on the number of shares subject to such agreements.

5

Restrictions on Exercise, Issuance and Transfer of Shares:
a.    General. No individual may exercise the Option, and no shares of Common Stock subject to this Option will be issued, unless and until the Company has determined to its satisfaction that such exercise and issuance will comply with all applicable federal and state securities laws, rules and regulations of the Securities and Exchange Commission, rules of any stock exchange on which shares of Common Stock of the Company may then be traded, or any other applicable laws.
b.    Securities Laws. You acknowledge that you are acquiring this Option, and the right to purchase the shares of Common Stock subject to this Option, for investment purposes only and not with a view toward resale or other distribution thereof to the public which would be in violation of the Securities Act. You agree and acknowledge with respect to any shares of Common Stock that have not been registered under the Securities Act, that: (i) you will not sell or otherwise dispose of such shares of Common Stock, except as permitted pursuant to a registration statement declared effective under the Securities Act and qualified under any applicable state securities laws, or in a transaction which in the opinion of counsel for the Company is exempt from such required registration, and (ii) that a legend containing a statement to such effect will be placed on the certificates evidencing such shares of Common Stock. Further, as additional conditions to the issuance of the shares of Common Stock subject to this Option, you agree (with such agreement being binding upon any of your beneficiaries, heirs, legatees and/or legal representatives) to do the following prior to any issuance of such shares of Common Stock: (i) to execute and deliver to the Company such investment representations and warranties as set forth in the Investment Representation Statement attached hereto as Exhibit B; (ii) to enter into a restrictive stock transfer agreement, stockholders’ agreement, investors’ rights agreement or similar agreement restricting transfer of the Shares subject to this Option; and (iii) to take or refrain from taking such other actions as counsel for the Company may deem necessary or appropriate for compliance with the Securities Act, and any other applicable federal or state securities laws, regardless of whether the shares of Common Stock have at that time been registered under the Securities Act, or otherwise qualified under any applicable state securities laws.

6

Miscellaneous:
a.    Acceptance of this award shall constitute acknowledgement and renewed assent to any nondisclosure, confidentiality or invention assignment provisions previously made by you to the Company.
b.    This Option Agreement may be amended only by written consent signed by both you and the Company, unless the amendment is not to your detriment. In addition, this Option Agreement may be amended or terminated by the Company or the Board without your consent in accordance with the provisions of the Plan.
c.    The tax treatment of this Option is not guaranteed. Neither the Company nor any of its designees shall be liable for any taxes, penalties or other monetary amounts owed by any participant, employee, beneficiary or other person as a result of the grant, amendment, modification, exercise and/or payment of, or under, any award, notwithstanding any challenge made to the determination of Fair Market Value by any taxing authority. By accepting this Option, you acknowledge and agree to the foregoing. Furthermore, you acknowledge that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares and that the Company has advised you to consult a tax adviser prior to such exercise or disposition.
d.   The failure of the Company to enforce any provision of this Option Agreement at any time shall in no way constitute a waiver of such provision or of any other provision hereof.
e.    In the event any provision of this Option Agreement is held illegal or invalid for any reason, such illegality or invalidity shall not affect the legality or validity of the remaining provisions of this Option Agreement, and this Option Agreement shall be construed and enforced as if the illegal or invalid provision had not been included in the Option Agreement.
f.    As a condition to the grant of this Option, you agree (with such agreement being binding upon your legal representatives, guardians, legatees or beneficiaries) that this Option Agreement shall be interpreted by the Board or the Committee, as the case may be, and that any interpretation by the Board or the Committee of the terms of this Option Agreement, and any determination made by the Board or Committee pursuant to this Option Agreement, shall be final, binding and conclusive.

7

g. This Option Agreement may be executed in counterparts each of which shall be deemed an original and all of which shall constitute one and the same agreement. This Option Agreement and the Notice of Stock Option Exercise Agreement may be executed and delivered by facsimile or PDF copy and, upon such delivery, be deemed effective.
8

BY SIGNING BELOW OR BY WAY OF ELECTRONIC ACCEPTANCE AND AGREEING TO THIS STOCK OPTION AWARD AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED HEREIN AND IN THE PLAN. YOU ALSO ACKNOWLEDGE RECEIPT OF A COPY OF THE PLAN.

KNOWBE4, INC.

By:
Alicia Dietzen, General Counsel	, Optionee
9

EXHIBIT A
KNOWBE4, INC.
NOTICE OF STOCK OPTION EXERCISE
Your completed form should be delivered to: KNOWBE4, INC., 33 N. Garden Ave, Suite 1200, Clearwater, Florida 33755 ATTENTION: GENERAL COUNSEL
Phone: 855-566-9234 ext. 102
Email: legal@knowbe4.com
Incomplete forms may cause a delay in processing your option exercise.

OPTIONEE INFORMATION
Please complete the following. PLEASE WRITE YOUR FULL LEGAL NAME SINCE THIS NAME MAY BE ON YOUR STOCK CERTIFICATE.

Name:

Street Address:

City:	State:	Zip Code:

Work Phone #:	(	)	-	-	Home Phone #:	(	)	-	-

Social Security #:	-	-

DESCRIPTION OF OPTION(S) BEING EXERCISED
Please complete the following for each option that you wish to exercise.

Grant Date	Type of Option (specify ISO or NQSO)	Exercise Price Per Share	Number of Option Shares Being Purchased*	Total Exercise Price (multiply Exercise Price Per Share by Number of Option Shares Being Purchased)
		$		$
Aggregate Exercise Price				$

*Must be a whole number only. Exercise of fractional Option Shares is not permitted.
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METHOD OF PAYMENT OF OPTION EXERCISE PRICE
Please select only one:

☐	Cash Exercise. I am enclosing a check or money order payable to “KnowBe4, Inc.” for the Aggregate Exercise Price.

☐	Cancellation of Indebtedness. Currently owed and payable to me in the amount of
$ .

CERTIFICATE INSTRUCTIONS
Please select only one.

Name(s) in which the certificate for the purchased shares will be issued:
☐	In my name only
☐	In the names of my spouse and myself as community property
☐	In the names of my spouse and myself as joint tenants with the rights of survivorship

Spouse’s name (if applicable):

The certificate for the purchased shares should be sent to the following address (complete only if to be sent to a different address than specified in Part 1):

Street Address:

City:	State:	Zip Code:

METHOD OF SATISFYING TAX WITHHOLDING OBLIGATION
Please select only one. You do not need to complete this Part if you are exercising only incentive stock options (ISOs) or if you are a non-employee director or consultant.

☐	Cash. I am enclosing a check or money order payable to “KnowBe4, Inc.” for the withholding tax amount.

☐
Tax Amount Request. Please notify me of the amount of withholding taxes that will be due as a result of this option exercise. I understand that, after receiving notification of the withholding tax amount, I must immediately remit to the Company a check or money order payable to “KnowBe4, Inc.” for that amount. I understand that the Company will not process my option exercise until it receives the check or money order covering the withholding tax amount due.

☐	I am not an employee.

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ACKNOWLEDGEMENT AND SIGNATURE
Prior to receipt of the Shares exercised in accordance with this Notice, I acknowledge that I have delivered an executed Investment Representation Statement to ______________.

Signature:	Date:

FOR COMPANY USE ONLY:

Received by the Company on	.

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EXHIBIT B
KNOWBE4, INC.
INVESTMENT REPRESENTATION STATEMENT

TRANSFEREE:	[Transferee Name, a resident of State of Residence (“Transferee”)]
ISSUER:	KNOWBE4, INC., a Delaware corporation
SECURITY:	[__________ shares of Common Stock (the “Shares”)]
DATE:	[________ __, 20__]
In connection with the exercise of any or all options under that certain Stock Option Award Agreement, dated [_____________ ___, 20__], between Transferee and Issuer, Issuer issued the Shares to Transferee and, therefore, Transferee represents to the Issuer the following:
1.Transferee confirms that the Shares are being acquired by the Transferee for the Transferee’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Transferee has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Transferee further represents that Transferee does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares.
2.Transferee has received a copy of the KnowBe4, Inc. 2016 Equity Incentive Plan (the “Plan”), and understands that the Shares when issued will continue to be subject to the Plan, including Section thereof.
3.Transferee understands that the Shares remain subject to the provisions of the Stock Option Award Agreement between the Company and the Transferee, including, but not limited to the Company’s Share Repurchase Right with respect to the Shares.
4.Transferee has had an opportunity to discuss the Issuer’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Issuer’s management and has had an opportunity to review the Issuer’s facilities.
5.Transferee understands that the Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (“Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Transferee’s representations as expressed herein. Transferee understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Transferee must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Transferee acknowledges that the Issuer has no obligation to register or qualify the Shares for resale except as set forth in the Investors’ Rights Agreement, if any, of the Issuer. Transferee further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and
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on requirements relating to the Issuer which are outside of the Transferee’s control, and which the Issuer is under no obligation and may not be able to satisfy.
6.Transferee understands that no public market now exists for the Shares, and that the Issuer has made no assurances that a public market will ever exist for the Shares.
7.Transferee understands that the Shares and any securities issued in respect of or exchange for the Shares, may bear one or all of the following legends:
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”
8.Transferee is aware of the adoption of Rule 144 by the Securities and Exchange Commission, promulgated under the Securities Act, which permits limited public resale of shares acquired in a non-public offering subject to the satisfaction of certain conditions.
9.Transferee further acknowledges and understands that if the Issuer is not satisfying the current public information requirement of Rule 144 at the time Transferee wishes to sell the Shares, Transferee would be precluded from selling the Shares under Rule 144 even if the minimum holding period has been satisfied.
10.Transferee is fully aware of: (a) the highly speculative nature of the investment in the Shares; (b) the financial hazards involved; (c) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that Transferee may not be able to sell or dispose of the Shares or use them as collateral for loans); (d) the qualifications and backgrounds of the management of the Issuer; and (e) the tax consequences of investment in the Shares.
11.In addition, Transferee represents and warrants that:
a.At no time was Transferee presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising.
b.Transferee understands that, in transferring the Shares, the Issuer has relied upon the exemption from registration under the Securities Act contained in Section 4(2) and that, in an attempt to effect compliance with all the conditions thereof and the applicable state law exemption, the Issuer is relying in good faith upon all of the foregoing representations and warranties on the part of the undersigned.
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Very truly yours,

By:
Transferee Name
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